Exhibit 99.1

NEWS RELEASE
For Immediate Release

For more information, contact:
Donna Lee
636-728-3189

THERMADYNE HOLDINGS CORPORATION
ANNOUNCES CONTINUED DELAY IN FILING
FORM 10-K AND FORM 10-Q
CONFERENCE CALL SCHEDULED FOR JUNE 14, 2006

ST. LOUIS, MO — June 13, 2006 — Thermadyne Holdings Corporation (THMD.PK)

The Company announced today a continued delay in filing Form 10-K for the period ended December 31, 2005 and Form 10-Q for the three month period ended March 31, 2006.

As previously announced, the Company was required to reclassify certain non-core businesses that had been sold as discontinued operations in prior year consolidated financial results. The Company further reported that it was analyzing whether certain of its subsidiaries have been accurately applying U.S. GAAP to the accounting for foreign currency translations and in its financial statement consolidation process in conjunction with adjustments related to fresh start accounting. The Company is also reassessing its accounting for deferred income taxes related to the fresh start accounting adjustments and state income tax liabilities.

The Company has substantially completed its review of these matters and now believes that certain adjustments related to goodwill and deferred income taxes associated with fresh start accounting, state income tax liabilities, foreign currency translation and miscellaneous other matters may be necessary for the periods since the effective date of fresh start accounting in May 2003. Any such restatement of previously reported financial statements since May 2003 could include an increase in net income of $4-7 million cumulatively. The Company intends to finalize this review as soon as possible. Should it be determined that a restatement is necessary, the Company will promptly announce such determination.

In tomorrow’s conference call, set for 9:00 AM Eastern, the Company intends to discuss the potential change in its deferred tax accounting and the ongoing delays in its filings.

Upon completion of its review and the final determination of the need for restatement, the Company intends to provide preliminary financial information of its results for the twelve months ended December 31, 2005, the three months ended March 31, 2006 and any prior period information that may require restatement. The Company currently anticipates that this could be done in the timeframe of Wednesday, June 21, 2006 to Friday, June 23, 2006 at which time it will hold another conference call to discuss the preliminary financial results.

To participate in the call on June 14, 2006, via telephone, please dial:

• U.S. and Canada: 877-313-3171 (Conference ID 9935171)

Those wishing to participate are asked to dial in ten minutes before the conference begins. For those unable to participate in the live conference call, a recording of the conference will be available from June 14, 2006 at 10:30 AM Eastern until June 21, 2006 at 11:30 PM Eastern by dialing (800) 642-1687 or (706) 645-9291. Enter conference ID 9935171 followed by the # to listen to the recording.

About Thermadyne

Thermadyne, headquartered in St. Louis, Missouri, is a leading global marketer of cutting and welding products and accessories under a variety of brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, and Cigweld®. Its common shares trade on the pink sheets under the symbol THMD.PK. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.